UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2012

EATON VANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Two International Place, Boston, Massachusetts		02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

☐ Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THE REPORT

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of the holders of Voting Common Stock (the “Voting Stockholders”) of Eaton Vance Corp. (the “Company”) was held on January 11, 2012. All of the 399,240 outstanding shares of the Company’s Voting Common Stock were represented in person or by proxy at the meeting.

The following matters received the affirmative vote of all of the outstanding Voting Common Stock and were approved:

1.	The minutes of the previous annual meeting of Voting Stockholders held on January 12, 2011.
2.	The annual report to shareholders of the Company for the fiscal year ended October 31, 2011.
3.	The election of the following individuals as directors to hold office until the next annual meeting and until their successors are elected and qualify:

Ann E. Berman Thomas E. Faust Jr. Leo I. Higdon, Jr. Dorothy E. Puhy Duncan W. Richardson Winthrop H. Smith, Jr. Richard Spillane, Jr.

4.	The selection of the firm Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ended October 31, 2011.
5.	The ratification of the acts of the Board of Directors since the previous annual meeting of Voting Stockholders held on January 12, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date:	January 11, 2012	/s/ Robert J. Whelan
Robert J. Whelan, Chief Financial Officer